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•	Ernst & Young LLP Chartered Accountants Ernst & Young Tower 1000 440 2 Avenue SW Calgary AB Canada T2P 5EP	•	Phone: 403 290-4100 Fax: 403-290-4265

EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Share Option Plan of TransAlta Corporation of our report dated February 1, 2001, with respect to the consolidated financial statements of TransAlta Corporation for the year ended December 31, 2000 included in the Registration Statement (Form 40-F), filed with the Securities and Exchange Commission.

Our audits also included note 26 "Information to United States Readers" included in the Registration Statement (Form 40-F). This note is the responsibility of TransAlta Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, note 26 "Information to United States Readers" referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Calgary, Canada October 29, 2001	Chartered Accountants

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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS